       As filed with the Securities and Exchange Commission on December 10, 1998

                                                   Registration No. 333-________

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             ------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                             ------------------

                         ACCLAIM ENTERTAINMENT, INC.
           (Exact name of registrant as specified in its charter)

                Delaware                                   38-2698904
     (State or other jurisdiction of                    (I.R.S Employer
     incorporation or organization)                  Identification Number)

                              One Acclaim Plaza
                          Glen Cove, New York 11542
                  (Address of principal executive offices)

                             -------------------

                         Acclaim Entertainment, Inc.
                          1998 Stock Incentive Plan
                          (Full title of the plan)

                             -------------------

Gregory E. Fischbach                            Copy to:
Chief Executive Officer                         Jayshree Parthasarathy, Esq.
One Acclaim Plaza                               Rosenman & Colin LLP
Glen Cove, New York  11542                      575 Madison Avenue
(516) 656-5000                                  New York, New York  10022
(Name, address and telephone                    (212) 940-8800
number of agent for service)

                             -------------------

                       CALCULATION OF REGISTRATION FEE

=================================================================================================================
Title of securities to                       Proposed maximum       Proposed maximum aggregate   Amount of
be registered              Amount to be      offering price per     offering price*              registration fee
                           registered        share*
=================================================================================================================
Common Stock,
  par value $0.02
  per share......          5,442,143         $8.875                 $48,301,415                  $13,428
=================================================================================================================

* Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the Common Stock as quoted on The NASDAQ Stock Market's National Market System on December 4, 1998.

===============================================================================

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Acclaim Entertainment, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

                  (a) Annual Report on Form 10-K for the fiscal year ended August 31, 1998, filed on November 6, 1998 (File No. 0-16986); and

                  (b) The information in respect of the Company's common stock under the caption "Description of Registrant's Securities to be Registered" contained in the Registration Statement on Form 8-A filed on June 8, 1988, as amended by the Current Report on Form 8-K, dated August 24, 1989, relating to the one-for-two stock split effected by the Company (File No. 0-16986).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation of the Company provides that any person may be indemnified against all expenses and liabilities to the fullest extent permitted by the General Corporation Law (the "GCL") of the State of Delaware, the law of the state in which the Company is incorporated.

         Section 145 of the GCL empowers a corporation within certain limitations to indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

         The Company has in effect directors' and officers' liability insurance.

ITEM 8.  EXHIBITS

    Exhibit No.

                                          Description

    4(a)    -     Acclaim Entertainment, Inc. 1998 Stock Incentive Plan
                  (incorporated by reference to the Company's 1998 Proxy
                  Statement filed on August 31, 1998 (File No. 0-16986)).

    4(b)    -     Certificate of Incorporation (incorporated by reference to
                  Exhibit 3.1 to the Company's Registration Statement on
                  Form S-1, Registration No. 33-28274, filed on April 21,
                  1989, as amended).

    4(c)    -     Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Registration
                  Statement on Form S-1, Registration No. 33-28274, filed on
                  April 21, 1989, as amended).

    4(d)    -     Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4(d) to the Company's Registration
                  Statement on Form S-8, Registration No. 33-59483, filed on
                  May 19, 1995).

    4(e)    -     Amended and Restated By-Laws of the Company (incorporated
                  by reference to Exhibit 4(e) to the Company's Registration
                  Statement on Form S-8, Registration No. 33-59483, filed on
                  May 19, 1995).

    4(f)    -     Specimen of common stock certificate of the Company
                  (incorporated by reference to Exhibit 4.1 to the Company's
                  Annual Report on Form 10-K for the year ended August 31,
                  1991, filed on November 8, 1989, as amended (File No.
                  0-16986)).

    *5      -     Opinion of Rosenman & Colin LLP.

    *23(a)  -     Consent of KPMG Peat Marwick LLP.

    *23(b)  -     Consent of Rosenman & Colin LLP (included in Exhibit 5).

    *24     -     Power of Attorney (included on page II-5).

---------------------------
*  Filed herewith

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Cove, State of New York, on this 9th day of December, 1998.

                                   ACCLAIM ENTERTAINMENT, INC.

                                   By   /s/
                                     -------------------------------------------
                                            Gregory E. Fischbach
                                            Co-Chairman of the Board;
                                            Chief Executive Officer and
                                            President

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory E. Fischbach and James Scoroposki, and each or either of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                    Title                                Date
       ---------                    -----                                ----


/s/                                                               December 9, 1998
----------------------
Gregory E. Fischbach    Co-Chairman of the Board; Chief
                        Executive Officer; President; and
                        Director

/s/                                                               December 9, 1998
----------------------
James Scoroposki        Co-Chairman of the Board; Senior
                        Executive Vice President; Treasurer;
                        Secretary; Acting Chief Financial and
                        Accounting Officer; and Director

/s/                                                               December 9, 1998
----------------------
Kenneth L. Coleman      Director


/s/                                                               December 9, 1998
----------------------
Bernard J. Fischbach    Director


/s/                                                               December 9, 1998
----------------------
Robert H. Groman        Director



/s/                                                               December 9, 1998
----------------------
James Scibelli          Director


/s/                                                               December 9, 1998
----------------------
Michael Tannen          Director